SCHEDULE 14A INFORMATION               Preliminary
                              (Amendment No. 2)
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant  (x)

Filed by a party other than the Registrant  ( )


Check the appropriate box:

(X)     Preliminary Proxy Statement

( )     Definitive Proxy Statement

( )     Definitive Additional Materials

( )     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              HOLLY PRODUCTS, INC.
              (Name of Registrant as Specified in its Charter)

                              HOLLY PRODUCTS, INC.
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
(x)     No filing fee required.
( )     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i) or 14a-6(j)(2).
( )     $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
( )     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.     Title of each class of securities to which transaction applies:
     _____________________________________________________________________

     2.     Aggregate number of securities to which transaction applies:
     _____________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     _____________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:
     _____________________________________________________________________

( ) Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
     _____________________________________________________________________

     2.     Form, Schedule or Registration Statement No.:
     _____________________________________________________________________

     3.     Filing Party:
     _____________________________________________________________________

     4.     Date Filed:
     _____________________________________________________________________

                               Holly Holdings, Inc.
                           200 Monument Road, Suite 10
                               Bala Cynwyd, PA 19004

     NOTICE OF SPECIAL MEETING OF     SERIES D PREFERRED      SHAREHOLDERS

                                                            May 2,    1997

NOTICE IS HEREBY GIVEN that a Special Meeting of     Series D Preferred
Shareholders (the "Meeting") of HOLLY HOLDINGS, INC., a New Jersey Corporation (the "Company"), will be held at the Company's offices at 200 Monument Road,
Suite 10, Bala Cynwyd, Pennsylvania on    May 23    , 1997, at  11:00 a.m.,
local time, for the following purposes:

1. To consider and act upon a proposal to issue one-half of one share of the Company's Common Stock in exchange for one share of the Company's Series D Preferred Stock and to amend the Company's Certificate of Incorporation to delete any reference to, or any provision for, the class of authorized stock designated as Series D Preferred Stock;

2. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 24, 1997 as the record date for the Meeting. Only holders of record of the Company's Series D Preferred Stock on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at this Meeting.

Please sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

   THE COMPANY URGES THAT AS MANY    SERIES D PREFERRED SHARE    HOLDERS AS
POSSIBLE BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATIONS FOR THE MEETING.

                                       By Order of the Board of Directors


                                       Larry S. Berman
                                       Chairman, CEO & Secretary

                                                               PRELIMINARY
                             Holly Holdings, Inc.
                         200 Monument Road, Suite 10
                            Bala Cynwyd, PA 19004
                       ______________________________

                               PROXY STATEMENT
                                     FOR
           SPECIAL MEETING OF    SERIES D PREFERRED     SHAREHOLDERS

                                May 23,     1997
                      _______________________________

                                INTRODUCTION

   This Proxy Statement is being furnished    solely to Series D Preferred
shareholders by the Board of Directors of Holly Holdings, Inc., a New Jersey Corporation (the "Company"), in connection with the solicitation of the
accompanying Proxy for use at a Special Meeting of     Series D Preferred
Shareholders of the Company (the "Meeting") to be held at the Company's offices at 200 Monument Road, Suite 10, Bala Cynwyd, Pennsylvania, on Wednesday,
May 23    , 1997 at 11:00 a.m., local time, or at any adjournments thereof.

      T    he proposal to be considered at the Meeting involves a transaction which will cause the Company's Series D Preferred Stock to no longer be listed on the Boston Stock Exchange or be quoted on an inter-dealer quotation system of a national securities association. Accordingly the recipient of this Proxy Statement is advised that:

   THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   The approximate date on which this Proxy Statement and the accompanying
Proxy will first be sent or given to     Series D Preferred S    hareholders
is    May 2    , 1997.

                      RECORD DATE AND VOTING SECURITIES

   Only holders of Series D Preferred Stock of record at the close of business on March 24, 1997, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof. As of the close of business on the Record Date, there were 384,639 shares of Series D Preferred Stock, no par value ("Series D Preferred Stock"), outstanding. There is no other class of securities of the Company entitled to vote for proposal 1.

   The holders of the outstanding shares of Series D Preferred Stock entitled to cast a majority of votes represented by such shares, present in person or by proxy, will constitute a quorum at the Meeting for purposes of voting on proposal 1. The affirmative vote of a majority of the shares of Series D Preferred Stock entitled to vote is required for the approval of proposal 1.

   All votes will be tabulated by the inspector of election appointed at the Meeting who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting.

                               VOTING OF PROXIES

   Shares of Series D Preferred Stock entitled to vote at the Meeting represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy of the holders of Series D Preferred Stock, the Proxy represented thereby will be voted for the proposal to amend the Company's Certificate of Incorporation to eliminate the Company's Series D Preferred Stock. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented at the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

                             SECURITY OWNERSHIP

   As of March 24, 1997, the Company is not aware of any person who is the beneficial owner of more than five percent of the Series D Preferred Stock.
No director or executive officer of the Company has any beneficial interest in any shares of Series D Preferred Stock. The address for directors and executive officers of the Company is 200 Monument Road, Suite 10, Bala Cynwyd, PA 19004. As of March 24, 1997 there were 384,639 shares of Series D Preferred Stock outstanding.

                               PROPOSAL NO. 1


            TO APPROVE THE ISSUANCE OF ONE-HALF OF ONE SHARE OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR ONE SHARE OF THE COMPANY'S SERIES D PREFERRED STOCK AND TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO DELETE ANY REFERENCE TO, OR ANY PROVISION FOR THE CLASS OF AUTHORIZED
                  STOCK DESIGNATED AS SERIES D PREFERRED STOCK

GENERAL

   In November 1994, the Company issued 402,500 shares of Series D 10% Cumulative Convertible Non-Redeemable Preferred Stock in an underwritten public
offering at $10 per share.     On April 15, 1997 there were     384,639 shares
of Series D Preferred Stock outstanding held by    29     recordholders.

   At the annual meeting of shareholders held on December 20, 1996 (the
"Annual Meeting") a majority of the shareholders approved the following: the election of the board of directors; an amendment to the Company's Certificate of Incorporation to change the name of the Company to "Holly Holdings, Inc."; an amendment to the Company's Certificate of Incorporation to reflect a one-for-ten reverse split of the Company's Common Stock; an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50,000,000 to 150,000,000; the Holly Holdings 1996 Stock Option Plan; and the selection of Moore, Stephens CPA as the Company's Independent Certified Public Accountants for the fiscal year ended March 31, 1997. The Company did not receive a sufficient number of votes from the holders of the Series D Preferred Stock to approve a proposal to eliminate the Series D Preferred Stock (such proposal was equivalent to the terms of proposal 1 herein, after taking into account the one for ten reverse stock split of the Company's Common Stock). The Certificate of Designation
   , Powers, Preferences and Rights of the Series D 10% Cumulative Non-Redeemable Preferred Stock filed with the Secretary of State of the State of
New Jersy of October 14, 1994 (the "Certificate of Designation")     provides
that in order to pass such a proposal, an affirmative vote of a majority of the outstanding shares of Series D Preferred Stock is necessary. At the Annual Meeting approximately 80% of the votes received from the holders of Series D Preferred Stock were in the affirmative, but this did not constitute a majority of the outstanding shares of Series D Preferred Stock and thus the matter was not approved.

   The Company is reconsidering this proposal because (i) although 80% of the Series D Preferred Shareholders who voted at the Annual Meeting, representing less than 50% of the outstanding shares of Series D Preferred Stock voted in favor of a proposal identical to the one herein, the majority vote of the issued and outstanding shares of the Series D Preferred Stock was required by the Certificate of Designation, accordingly, although a majority of the holders of the Series D Preferred Stock voting at the Annual Meeting voted in favor of a proposal identical to the one herein, it was not enough to carry the proposal, (ii) effective March 10,1997, the Series D Preferred Stock was delisted by the Nasdaq Stock Market, Inc. for failing to maintain a minimum bid price of $1.00 and failing to meet the alternative criteria of a market value of the public float of $1,000,000 pursuant to Marketplace Rule 4310(c)(04); and (iii) if this proposal is approved, each share of Series
D Preferred Stock would be convertible into one-half share of Common Stock which is considerably more than the current conversion rate of the Series D Preferred Stock, which is one-fifth of one share of Common Stock.

   The Board of Directors has unanimously adopted, subject to the Series D
Preferred    Shareholders     approval, a resolution proposing to re-capitalize
the Company by deleting any reference to, or any provision for Series D Preferred Stock in the Company's Certificate of Incorporation (the "Recapitalization"). The Recapitalization, if approved, will be accomplished
by the filing of the Certificate of Amendment     to the Company's Certificate
of Incorporation resulting in the conversion of each outstanding share of
Series D Preferred Stock into one-half share of Common Stock.      Reference is
hereby made to the Proposed Certificate of Amendment annexed hereto as Exhibit
A.

   The purpose of this proposal is to simplify the Company's capital structure, to streamline the Company's voting procedures, to eliminate accrued dividends which the Company at the present time is not able to pay, and to simplify and facilitate the issuance of additional securities, if, when and to what extent desired by the Company.

   If the Recapitalization is not approved, the Series D Preferred Stock will remain convertible, at the option of the holder, into one-fifth of one fully paid, non-assessable share of the Company's Common Stock and will remain listed on the OTC - Bulletin Board and the Boston Stock Exchange, provided the Company continues to meet the requirements for continued listing on the Boston Stock Exchange. The Company has no intention to delist the Series D Preferred Stock from the Boston Stock Exchange if the Recapitalization is not approved.


   As of the Record Date, the Company's authorized capital consists of:
150,000,000 shares of Common Stock, no par value, of which 8,064,035 shares were issued and outstanding, and 2,000,000 shares of Preferred Stock, of which
   50,000 are designated as Series C, 450,000     are designated as Series D,
   450,000 designated as Series E    , and 1,050,000 are designated Series Z.
There were    0 shares of Series C Preferred Stock    , 384,639 shares of
Series D Preferred Stock,    157,500 shares of Series E Preferred Stock    ,
and 1,013,628 shares of Series Z Preferred Stock issued and outstanding as of
the Record Date.     Each outstanding share of the Series Z Preferred Stock is
convertible into five shares of Common Stock after September 1, 1998, and is entitled to five votes on any matter in which the Common Shareholders have a right to vote. The Proposal considered herein may only be voted upon by holders of the Company's Series D Preferred Stock, the holders of the Common Stock, Series Z and Series E Preferred Stock are not entitled to vote at this
Meeting    .  Neither the Company nor any affiliate has purchased any shares of
Series D Preferred Stock. Accordingly, neither the Company nor any affiliate, associate, majority owned subsidiary, has any beneficial interest in any shares
of Series D Preferred Stock.     Management believes t    he following
discussion of Voting Rights, Dividends and Distributions, and Convertibility of
shares of Series D Preferred Stock    is materially complete, and      is
qualified in its entirety by reference to the Certificate of the Designation, a copy of which is annexed hereto as Exhibit B.

VOTING AND APPRAISAL RIGHTS

   Holders of the Series D Preferred Stock do not have any voting rights except for matters in which a vote of the Series D Preferred Stock is required by law and for matters involving (i) the increase or decrease in the aggregate number of authorized shares of Series D Preferred Stock, (ii) the increase or decrease in the par value of the Series D Preferred Stock, or (iii) the alteration of the preferences, powers or rights of the Series D Preferred Stock so as to affect them adversely. In the foregoing cases, the holders of the Series D Preferred Stock, voting as a class, are entitled to one vote per
share   .      The holders of the Series D Preferred Stock are not entitled to appraisal rights.

DIVIDENDS AND DISTRIBUTIONS

   The holders of the shares of the Series D Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual
rate of $1.00 per share, in preference to dividends on    j    unior
   s    ecurities (the Common Stock and all such equity securities of the Company to which the Series D ranks prior).  No dividends are paid to the
Series D    Preferred Share    holders unless all accrued and unpaid dividends
on all outstanding shares of Senior Securities have been or will be declared and paid or set apart for payment, without interest. Each such dividend is fully cumulative and accrues (whether or not declared), without interest. As of the Record Date, $140,875 of dividends have been paid to holders of Series D Preferred Stock and approximately $800,000 of dividends have been accrued, but not declared or paid.

   Upon voluntary or involuntary liquidation, dissolution or winding up of the
Company, the holders of Series D Preferred     Stock    shares are entitled to
a return of an amount in cash equal to $10.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon (aggregating approximately $800,000 or $2.05 per share), before any payment shall be made or any assets distributed to the holders of any of the
   j    unior    s    ecurities, provided, however, that the holders of
outstanding shares of Series D Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding
shares of    s    enior    s    ecurities, if any, shall have been paid in
full.     At the present time there are no securities senior in right to the
Series D Preferred Stock.

   In a liquidation any secured and unsecured creditors of the Company would have a preference to the Series D Preferred Shareholders. The Company's balance sheet as of December 31, 1996 shows a net worth of approximately three million dollars, which is calculated as historical cost less depreciation. A substantial portion of the net worth of the Company on the balance sheet is attributable to the real estate owned by the Company's majority owned subsidiary Country World Casinos, Inc. and is further subject to the claim of senior securityholders and creditors of Country World Casinos, Inc., aggregating approximately $14,700,000 as of December 31, 1996, which is also publicly held. Substaintially all of the obligations of Country World arose in the ordinary course of its business of acquiring and developing a casino property. The Preferred Stock of Country World was issued to the respective holders prior to the time the Comapny became a significant shareholder of Country World. The Company owns approximately 7,250,000 shares of this subsidiary as of April 15, 1997. The market value of these shares is approximately $2,465,000, which is below the value of the property which is appraised at $11,875,000 with a quick sale appraisal of $9,000,000. In a liquidation of the Company, the shares of Country World could be sold and based on the foregoing, the amount remaining for the Series D Preferred Stockholders would be minimal at best. In making this assessment management did not seek any outside evaluation of either going concern or liquidation value except as set forth above, because, in management's opinion, the expense of such an analysis would not yield material information necessary to act upon this proposal.

CONVERTIBILITY

   Currently, the Series D Preferred Stock is convertible, at the holders option, into one-fifth of one fully paid, non-assessable share of the Company's Common Stock.

EFFECTS OF THE RECAPITALIZATION ON THE HOLDERS OF SERIES D PREFERRED STOCK

   If the Recapitalization is approved, each outstanding share of Series D Preferred Stock will be converted into one-half share of Common Stock (or each two shares of Series D Preferred Stock outstanding shall be converted into one share of Common Stock) from and after the effective time of the amendment effectuating the Recapitalization. Accordingly, holders of the Series D Preferred Stock will automatically become holders of Common Stock, and as such will lose the special rights and preferences of the Series D Preferred Stock as discussed above, including any right to accrued but undeclared dividends. The Company's Transfer Agent will be directed to treat certificates representing shares of the Series D Preferred Stock as representing shares of Common Stock from and after the effective time of the Recapitalization and new certificates will be issued in the form of certificates representing shares of Common Stock upon the presentation of Series D Preferred Stock Certificates
presented for transfer or exchange.     The Company will pay cash in lieu of
any fractional shares of Common Stock resulting from the Recapitalization.

CERTAIN MARKET INFORMATION

   The following table sets forth the high and low bid prices for    the Series
D     Preferred Stock as reported by the    Nasdaq SmallCap Stock     Market
during the quarter ended as indicated   unitl December 31, 1996 and thereafter
on the OTC Bulletin Board:

Period                              High               Low

December 31, 1994                    $16               $11

1995
March 31, 1995                        16                10
June 30, 1995                         15 1/4            10
September 30, 1995                    12                 5 1/2
December 31, 1995                      8                 2 1/4

1996
March 31, 1996                         6                 2 5/8
June 30, 1996                          4 1/2             2 3/4
September 30, 1996                     2                   3/4
December 31, 1996                      2                   3/8

1997
March 31, 1997                         1                   1/8

   Effective March 10, 1997 the Series D Preferred Stock was delisted from the Nasdaq Small Cap Stock Market ("Nasdaq"). The delisting was due to the failure to maintain the minimum bid price of $1.00 which is required by Nasdaq for continued listing. Furthermore, the Series D Preferred Stock did not meet Nasdaq's alternative listing criteria (the "Alternative Criteria") which provides that an issuer shall not be required to maintain the $1.00 per share minimum bid price if it maintains market value of public float of $1,000,000 and $2,000,000 in capital and surplus. The Company's capital and surplus exceeds $2,000,000, but on February 28, 1997, the last day the Series D Preferred Stock was traded, the closing bid price was $0.38, which multiplied by the number of outstanding shares (384,639) equals a public float of $146,163 which is below the $1,000,000 needed to maintain a listing pursuant
to the Alternative Criteria.     Further, during the three months period ended
February 28, 1997 the Series D Preferred Stock only traded 18 of 60 trading days.

   Accordingly, effective March 10, 1996 the Series D Preferred Stock is only traded on the OTC - Bulletin Board and the Boston Stock Exchange, under the respective symbols "HOPRP" and HOPP".

   The following table sets forth the high and low bid prices for the Common Stock as reported by the Nasdaq SmallCap Stock Market during the quarter ended as indicated. Effective December 26, 1996 the Common Stock was the subject of a one-for-ten reverse stock split. Accordingly, the high and low bid prices beginning with the quarter ended Decebmer 31, 1996 is adjusted to give effect to a one-for-ten reverse stock split.

     Period                    High                       Low

     1995
     March 31                   $7.375                    $6.375
     June 30                    $7.00                     $3.25
     September 30               $5.75                     $2.75
     December 31                $3.75                     $1.00

     1996
     March 31                   $2.6875                   $0.71875
     June 30                    $0.71875                  $0.28125
     September 30               $0.75                     $0.1875
     December 31                $3.75                     $0.25

     1997
     March 31                   $2.21875                  $1.15625

     On April 14, 1997, the closing bid price of the Common Stock as reported by Nasdaq was $1.6875. The Common Stock is currently traded on the Nasdaq SmallCap Stock Market and Boston Stock Exchange under the symbols "HOPR" and "HOP" respectively.

PURPOSES OF RECAPITALIZATION

   The outstanding shares of Series D Preferred Stock constitute a very small proportion of the Company's capital structure. Notwithstanding the small size of this class of securities, the Board of Directors believes that the existence of the Series D Preferred Stock together with the accrued but unpaid dividend has a disproportionate negative impact upon the ability of the Company to raise additional equity capital. It is believed that the simplification of the capital structure resulting from the proposed elimination will facilitate the issuance of additional equity securities and, to the extent thought desirable by the Board of Directors, enable the Company to raise capital through the issuance of such additional equity securities more efficiently and economically. There can be no assurance that any offering will be attempted or, if attempted, that it will be successful. The elimination of the Series D Preferred Stock will also streamline and lessen the cost of shareholder votes on items which would otherwise require a class vote by holders of the Series D Preferred Stock.

   The Board of Directors believes that the Recapitalization will simplify the Company's capital structure despite the recent issuance of the Series E Preferred Stock, as the Series E Preferred Stock is a non-public security, not listed on any exchange, with only a limited number of holders (under ten), and is not entitled to accrued dividends. The Company's expenses in regard to the Series E Preferred Stock is minimal, in that (i) the Company is acting as its own transfer agent in regards to these shares; (ii) there are no listing and filing fees to have these shares listed on any exchange; (iii) there are no registration fees; and (iv) there is no significant mailing expense.

   The Board of Directors considered several alternatives to the
Recapitalization including offering     one-fourth of one share      of Common
Stock in exchange for Series D Preferred Stock and proposing a cash redemption.
    Given the capitalization of the Company, the Board of Directors feel the
Company     is not presently in a position to pay    such a     cash
redemption.     Additionally, the Board of Directors do not feel that
one-fourth of one share of Common Stock would be sufficient value to the Series D Preferred Shareholders.

TAX CONSEQUENCES

   If the proposal regarding the elimination of the Series D Preferred Stock and its exchange into Common Stock is approved, the conversion of the Series D Preferred Stock into Common Stock pursuant to the Amended Certificate of

Incorporation would be treated as a    "Recapitalization"     under Section 368
of the Internal Revenue Code. Accordingly, neither the Company nor its shareholders would recognize gain or loss for federal income tax purposes, except that a shareholder who receives cash in lieu of fractional shares would be taxed on the receipt of the cash as though same were a dividend (ordinary income). Each shareholder's basis in, and holding period for, his shares of Series D Preferred Stock prior to the conversion would carry over to the Common Stock received upon the conversion.

   The foregoing is only a brief summary of the anticipated tax effects of the proposed reclassification under current federal law. Shareholders are encouraged to consult with their own tax advisors regarding the effects of these transactions under applicable federal, state, local and foreign tax laws and regulations.

FAIRNESS OF THE RECAPITALIZATION

   The Board of Directors believes the Recapitalization is fair to holders of the Series D Preferred Stock and Common Stock taken as a whole. The principal factor considered in determining the fairness of the Recapitalization is the current market price of the Series D Preferred Stock. Such factors as net book value, going concern value, and liquidation value, were not given significant weight because the Company's net tangible book value at December 31, 1996 was $2,166,059 and a substantial portion of that book value is subject to a claim of senior security holders of the Company's subsidiary, Country World Casinos, Inc.

   The shares of Series D Preferred Stock trade on the OTC - Bulletin Board and the Boston Stock Exchange. Without the changes contemplated by the Recapitalization, each share of Series D Preferred Stock is convertible into one-fifth of one share of Common Stock (which at the closing bid price of the
Common Stock on    April 14    , 1997    of $1.6875     equals    $0.3375)    .
If the holders of the Series D Preferred Stock approve the Recapitalization, each share of Series D Preferred Stock would be converted into one-half of one share of Common Stock (which at the closing bid price of the Common Stock on
   April 14    , 1997    equals     $0.   84375    ).  However, there is no
assurance that the current market price will be sustained. In making this analysis, the Board of Directors did not rely on any report, opinion or appraisal of any third party and the Board of Directors is not aware of any firm offer made by any person during the 18 month period preceding the date of this Proxy Statement for any merger or consolidation of the Company into or with any such person, the sale or transfer of any substantial part of the assets of the Company, or control securities of the Company, other than the
issuance of     Series E Preferred Stock in a non-public offering to a limited
number of investors, and the     Series Z Convertible Preferred Stock to
certain officers and directors of the Company.


   In April 1996, the Company filed a Certificate of Amendment to its Certificate of Incorporation pursuant to the provision of Section 14A:7-2(2) of the New Jersey Business Corporation Act, to authorize the issuance of 555,000 shares of Preferred Stock of the Corporation to be designated Class Z Preferred Stock, $0.25 par value. Such designation was accepted by the State in April 1996. In September 1996, the Company increased such designation to 1,050,000 shares. The reason for such authorization is due to the Company, its Board of Directors and management team as a whole, submitting on behalf of Country World to a licensing procedure enforced by the State of Colorado Gaming Commission. Under the terms of the licensing procedure, all parties must be licensed prior to opening operations of Country World Casino and if there was to be a sudden change in control in the Board of Directors or management team the Casino would be forced to close until new personnel could be licensed, quite possibly totally paralyzing Country World's proposed gaming operation. Therefore, in order to protect the shareholders investment, the Company has seen fit to file an Amendment to its Certificate of Amendment to its Certificate of Incorporation to authorized the Class Z Preferred Stock, which through its conversion will maintain the voting balance of the Company such that a takeover and or buy out of large blocks of stock will not disrupt the planned building and licensing of Country World Casinos or disturb ongoing operations once the Casino is completed.

   The Company issued an aggregate of 1,013,628 shares of Series Z Preferred Stock to certain Officers and Directors of the Company as follows: 286,636 shares of Series Z Preferred Stock to Larry S. Berman, the Company's Chairman, Chief Operating Officer, Secretary and Director; 239,716 shares of Series Z Preferred Stock to Cary Berman, the Company's Vice-President and Director; 266,636 shares of Series Z Preferred Stock to William H. Patrowicz, the Company's President, Chief Operating Officer, Treasurer and Director; and 220,640 shares of Series Z Preferred Stock to Harold Goldstein, a Director of the Company.

RECOMMENDATIONS OF BOARD OF DIRECTORS

   For the reasons set forth above, the Board of Directors recommends that holders of Series D Preferred Stock vote FOR the proposed Recapitalization of
the Series D Preferred Stock    (proposal no. 1).

REQUIRED SHAREHOLDER VOTE

   Approval of the proposed Recapitalization of the Series D Preferred Stock will require the affirmative vote of a majority of the outstanding shares of the Series D Preferred Stock entitled to vote at this Meeting.

               FINANCIAL INFORMATION INCORPORATED BY REFERENCE

   Enclosed with this Proxy Staement are the following documents, each of which are incorporated herein by reference:

   (a) The Company's Annual Report on Form 10-KSB/A-1 for the year ended March 31, 1996 as amended;and

   (b) The Company's Annual Report on Form 10-QSB/A-1 for the period ended December 31, 1996.

   Any statement made in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Proxy Statement. Any such statement so modified or superseded shall no be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


                                OTHER BUSINESS

   There is no matter other than those described above, so far as is known to the management of the Company, at the date of this proxy statement, to be acted on at the meeting. It is intended, however, if other matters come up for action at said meeting or any adjournments thereof, that the persons named in the enclosed form of proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them, in regard to such other matters, as seems to said persons in the best interests of the Company and its stockholders.


                              COST OF SOLICITATION

   The Company will bear the cost of the solicitation of proxies from its
stockholders.  The Company has engaged the services of SC   C     to assist in
the    mailing     of proxies for the Meeting.     The services SCC is to
provide to the Company in connection with this Proxy Statement are strictly ministerial in nature. SCC is to receive a flat fee for its services of approximately $7,500. The compensation being paid to SCC is not contingent
upon the approval of the Recapitalization.      The cost of SCC's services will
be borne by the Company. The Company expects to solicit proxies principally by mail, but the Company may solicit proxies by telephone, facsimile or personal interview. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

   The following is a statement of estimated expenses to be incurred by the Company in connection with the Proposal contained within this Proxy Statement:

Filing Fee                        $      73.12
Solicitation Expenses                 7,500.00
Legal Expense                        15,000.00
Accounting Expense                    5,000.00
Reimbursement of Mailing Expenses    10,000.00
Printing Expense                      3,000.00
Miscellaneous                         2,000.00

Total Estimated Expenses          $  42,573.12




                                                     By Order of the Company,



                                                     Larry S. Berman,
                                                     Chairman, CEO & Secretary

Dated:     Bala Cynwyd, Pennsylvania


   May 2    , 1997

Exhibits
A - Proposed Certificate of Amendment
   B - Certificate of Designation</R)

   Exhibit A
                             CERTIFICATE OF AMENDMENT
                                      TO THE
                           CERTIFICATE OF INCORPORATION
                                        OF
                                HOLLY HOLDINGS, INC.



TO:  The Secretary of State
         State of New Jersey

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

                                       I

   The name of the Corporation is:  Holly Holdings, Inc. ("the Corporation").

                                      II

   The following amendments to the Certificate of Incorporation were approved by the directors of the Corporation and thereafter duly adopted by the holders of the Series D Preferred Stock of the Corporation, pursuant to votes cast by
   share    holders representing an aggregate of __________ shares of Series D
Preferred Stock, at a Special Meeting of the Corporation's Series D Preferred
   Share    holders on the    23th day of May, 1997.

2.1 (a) RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended by adding the following to the end thereof:

"Each two shares of Series D Preferred Stock issued and outstanding as of May ___, 1997 shall be changed and re-classified into one fully paid and non-assessable share of Common Stock. To reflect this change and re-classification, each certificate representing two shares of Series D Preferre d Stock shall represent one share of New Common Stock. Any reference to, or provision for, Series D Preferred Stock is hereby deleted, and the Series D Preferred Stock is deemed eliminated."

     (b)     The number of shares of Series D Preferred Stock entitled to vote
at the time of the adoption of this amendment was    384,639.

     (c) The number of shares of Series D Preferred Stock voting for and against such amendment is as follows:

          Number of Shares Voting               Number of Shares Voting
              For Amendment                        Against Amendment

     (d)     This Amendment is to be effective on the date hereof.

     IN WITNESS WHEREOF, Holly Holdings, Inc. has caused this certificate to be signed by it's Chief Executive Officer and attested by its Secretary this ______ day of May 1997.

                                   Holly Holdings, Inc.



                                   By:_______________________________
Attest:                               William H. Patrowicz, President



By: ____________________________________________
    Larry S. Berman, Chief Executive Officer
    and Secretary

                                                                   Exhibit B


                               HOLLY PRODUCTS, INC.
                      CERTIFICATE OF THE DESIGNATION, POWERS,
                          PREFERENCES AND RIGHTS OF THE
                       SERIES D 10% CUMULATIVE CONVERTIBLE
                          NON-REDEEMABLE PREFERRED STOCK

                            Par Value $10.00 Per Share

                   Pursuant to Section 14A:7-2 of the Business
                   Corporation Act of the State of New Jersey

     The following resolutions were duly adopted by the Board of Directors of Holly Products, Inc., a New Jersey corporation (the "Corporation"), pursuant to the provisions of Section 14A:6-7.l of the Business Corporation Act of the State of New Jersey, on October 13, 1994 by unanimous written consent of the Board of Directors:

     WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Business Corporation Act of the State of New Jersey; and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of such Preferred Stock and the number of shares constituting such series:

     NOW, THEREFORE, BE IT RESOLVED:

     1. Designation and Number of Shares. The designation of a series of Preferred Stock, par value $10.00 per share to be issued authorized by this resolution shall be the Series D 10% Non-Redeemable Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"). The number of shares of Series D Preferred Stock authorized hereby shall be 450,000 shares and no more except as provided herein.

     2. Rank. The Series D Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (a) senior to the Corporation's Series B and Series C Preferred Stock and any other series of Preferred Stock except as established by the Board of Directors upon the consent of a majority of the outstanding Series D Preferred Shares, which consent is only required during such time as there are 100,000 or more shares of the Series D Preferred Stock outstanding, the terms of which shall specifically provide that such series shall rank prior to the Series D Preferred Stock (any such other securities are referred to herein collectively as the "Senior Securities"), (b) on a parity with any other series of Preferred Stock established by the Board of Directors upon the consent of a majority of the outstanding Series D Preferred Shares, which consent is only required during such time as there is 100,000 or more shares of the Series D Preferred Stock outstanding, the terms of which shall specifically provide that such series shall rank on a parity with the Series D Preferred Stock (the Series D Preferred Stock and any such other securities are referred to herein collectively as the "Parity Securities"), and (c) prior to the Corporation's Series B and Series C Preferred Stock and any other equity securities of the Corporation, including the Corporation's common stock, no par value per share (the "Common Stock") (the Common Stock and all of such equity securities of the Corporation to which the Series D Preferred Stock ranks prior are referred to herein collectively as the "Junior Securities").

     3.  Dividends.

     (a) The holders of the shares of the Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $1.00 per share. The dividend on the Series D Preferred Stock shall be payable in equal quarterly payments of $.25 per share commencing on January 1, 1995 and each of January 1, April 1, July 1 and October 1 thereafter (each of such dates being a "Dividend Payment Date"), in preference to dividends on the Junior Securities. Each such dividend shall be paid to the holders of record at the close of business on the record date, which shall be not less than ten nor more than 30 days prior to the Dividend

Payment Date. Each such dividend shall be fully cumulative and shall accrue (whether or not declared), without interest, from the date such dividend is payable as herein provided.

     (b) If at any time the Corporation shall have failed to pay full dividends which have accrued (whether or not declared) on any Senior Securities, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the shares of the Series D Preferred Stock or any other Parity Securities unless, prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of Senior Securities shall have been or be declared and paid or set apart for payment, without interest. No dividends shall be declared or paid or set apart for payment on any Parity or Junior securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of each full cumulative dividends. If any dividends are not paid in full, as aforesaid, upon the shares of the Series D Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Series D Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Series D Preferred Stock and such other Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other Parity securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock or any other Parity Securities which may be in arrears.

     (c) Holders of shares of the Series D Preferred Stock shall be entitled to receive the dividends provided for in paragraph (3) (a) hereof in preferences to and in priority over any dividends upon any of the Junior Securities.

     (d) Subject to the foregoing provisions of this Section 3 the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrant's, rights or options exercisable for or convertible into any of the Junior Securities, and the holders of the shares of the Series D Preferred Stock shall not be entitled to share therein.

     4.  Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $10.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holders of outstanding shares of the Series D Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Series D Preferred Stock or any other Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of the outstanding shares of Series D Preferred Stock and the holders of outstanding shares of such other Parity Securities are entitled were paid in full.

     (b) The liquidation payment with respect to each fractional share of the Series D Preferred Stock outstanding or accrued but unpaid shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series D Preferred Stock.

     (c) For the purposes of this Section 4, neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or their consideration) of all or substantially all the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     5.  Conversion.

     (a) Subject to and upon compliance with the provisions of this Section 5, the holder of a share of Series D Preferred Stock shall have the right, at such holder's option, at any time beginning on a date which is nine months after the effective date of the offering of Series D Preferred Stock being made pursuant to the registration statement filed on Form SB-2 (No. 33-81714) to convert such share into two fully paid and nonassessable shares of Common
Stock of the Corporation. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially $5.00 (subject to the adjustments as set forth in this Section 5).

     (b) The holders of shares of Series D Preferred Stock at the close of business on a Dividend Payment Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such Dividend Payment Date. However, shares of Series D Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Payment Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series D Preferred Stock on a Dividend Payment Date who (or whose transferee surrenders any of such shares for conversion into shares of Common Stock on a Dividend Payment Date) will receive the dividend payable by the Corporation on such shares of Series D Preferred Stock on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series D Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     (c) (i) In order to exercise the conversion privilege, the holders of each share of Series D Preferred Stock to be converted shall surrender the certificate representing such share at the office of the transfer agent for the Series D Preferred Stock, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series D Preferred stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

     (ii) As promptly as practicable after the surrender of the certificates for shares of Series D Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 5, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection
(d) of this Section 5.

     (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series D Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Series D Preferred Stock delivered upon conversion of the Series D Preferred Stock will upon delivery by duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     (d) The Conversion Price shall be adjusted from time to time as follows:

     (i) In case the Corporation shall (A) pay a dividend or make a distribution in its Common Stock in shares of its Common Stock, unless the payment thereof would increase the number of shares of Common Stock outstanding by less than one percent (1%), (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, classification or reclassification shall be adjusted so that the holder of any share of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series D Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subparagraph (i) shall become effective immediately, except as provided in subparagraph (viii) below, after the payment record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification,

(ii) In case the Corporation shall (A) pay a dividend or make a distribution in its Common Stock in shares of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price (as defined in subparagraph (v) below) at the record date for the determination of shareholders entitled to receive such rights or warrants the Conversion Price in effect at the opening of business of the day following the date fixed for such determination shall be reduced by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for such determination plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (viii) below, after such determination. For purposes of determining under this paragraph the number of shares of Common Stock outstanding at any time, there shall be excluded all shares of Common Stock held in the treasury of the Corporation. In the event that any or such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Price then in effect shall be appropriately readjusted.

     (iii) In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities but excluding cash dividends or a distribution referred to in paragraph (i) above or subscription rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph (ii) above) the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors of the Corporation, in good faith and in the exercise of its reasonable business judgment) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately prior to the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such distribution, except as provided in subparagraph (viii) below.

     (iv) In case the Corporation is a participant in a consolidation, merger or combination with another corporation (other than with a wholly owned subsidiary of the Corporation and other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or in case of any sale or transfer of all or substantially all of the assets of the Corporation, as a result of which holders of Common Stock shall be entitled to receive stock, securities or their property or assets (including cash) with respect to or in exchange for such Common Stock, or any share exchange whereby the Common Stock is converted into other securities or property of the Corporation, then the holder of each share of Series D Preferred Stock then outstanding shall have the right to convert such shares of Series D Preferred Stock to receive stock, other securities or property or assets (including cash) or any combination thereof, having a value equal to the value of the stock, other securities, property and assets (including cash) which such holder would have been entitled to receive upon such consolidation, merger, combination, sale or transfer, or exchange, if he had held the Common Stock issuable upon the conversion of such shares of Series D Preferred Stock immediately prior to such consolidation, merger, combination, sale or transfer or exchange.

     (v) For the purpose of any computation under subparagraphs (ii) and (iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the twenty consecutive business days ending within fifteen days of the date in question. The closing price for each day shall be the last reported sales price regular way on a national securities exchange, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way in either case, on NASDAQ, or, if the Common
Stock is not listed or admitted to trading on NASDAQ or no such quotations are available, the average of the closing bid and asked prices in the OTC Bulletin Board as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose, or, if no such quotation are available, the fair market value of the Common Stock as determined in good faith in the exercise of their reasonable business judgment by the Board of Directors of the Corporation.

     (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1/100th of a share in the conversion ratio resulting from the Conversion Price then in effect.

     (vii) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with the transfer agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series D Preferred Stock at the last address of such holder as shown on the stock books of the Corporation.

     (viii) In any case in which this subsection (d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to subsection (d) of this
Section 5.

     (e) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purposes of effecting conversions of the

Series D Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series D Preferred Stock not theretofore converted. For purposes of this subsection
(e), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series D Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     6. Voting Rights. The holders of record of shares of Series D Preferred Stock shall not be entitled to any voting rights except as provided in Section 2; as hereinafter provided in this Section 6; pursuant to the Corporation's by-laws or as otherwise provided by law.

          (a) So long as any shares of the Series D Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock, voting as a class, amend the Corporation's Certificate of Incorporation to (i) increase or decrease the aggregate number of authorized shares of Series D Preferred Stock (except as provided for in Section 7 hereof), (ii) increase or decrease the par value of the Series D Preferred Stock or (iv) alter the preferences, powers or rights of the Series D Preferred Stock so as to affect them adversely.

          (b) Upon the failure of the Corporation to declare and pay or set apart for payment in full the dividends provided for in Section 3 hereof, which have accumulated on the outstanding shares of Series D Preferred Stock for any six Dividend Payment Dates, whether or not consecutive ("Dividend Non-Payment"):

               (i) Upon the occurrence of a Dividend Non-Payment, the Corporation, upon the request of twenty (20%) percent of the outstanding shares of the Series D Preferred Stock, provided, however that there is at least 100,000 shares of the Series D Preferred Stock outstanding, shall (x) amend its certificate of incorporation to increase the number of directors of the board by one, (y) which additional director shall be elected by the outstanding shares of Series D Preferred Stock, voting as a class, at the next annul meeting of the Corporation's shareholders;

               (ii) The provisions of Section 6(b)(i) will continue from the date of the Dividend Non-Payment until such time as all accrued and accumulated dividend due the holders of the Series D Preferred Stock have been declared and paid to such holders.

          (c) In exercising the voting rights set forth in this Section 6, each share of Series D Preferred Stock shall have one vote per share.

     7.     Amendment of Resolution.     The Board of Directors of the
Corporation reserves the right by subsequent amendment of this resolution from time to time to decrease the number of shares which constitute the Series D Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Restated Certificate of Incorporation of the Corporation.



     IN WITNESS WHEREOF, HOLLY PRODUCTS, INC. has caused this certificate to be signed by its Chief Executive Officer and attested by its Secretary this 13 day of October, 1994.


                                        HOLLY PRODUCTS, INC.


                                        By: ___/s/_William_H._Patrowicz______
                                            William H. Patrowicz
                                            Chief Operating Officer
                                            and President
ATTEST:


___/s/_Larry_S._Berman______
Larry S. Berman
Chief Executive Officer
and Secretary

PROXY
                             HOLLY HOLDINGS, INC.
              SPECIAL MEETING OF SERIES D PREFERRED STOCKHOLDERS
                                MAY 23, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLLY HOLDINGS,
INC.   THE SHARES OF SERIES D PREFERRED STOCK REPRESENTED BY THIS PROXY WILL
BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned holder of Series D Preferred Stock of Holly Holdings, Inc. (the "Company") hereby appoints Larry Berman and William Patrowicz, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Series D Preferred Stock of the Company which the undersigned may be entitled to vote at a Special Meeting of Preferred Series D Shareholders of the Company to be held at the Company's offices at 200 Monument Road, Suite 10, Bala Cynwyd, Pennsylvania on May 23, 1997 at 11:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

                                                                                 For         Against        Abstain
Proposal No. 1. To consider and act upon a proposal to issue one-half          [     ]       [     ]        [     ]
                of one share of the Company's Common Stock
                in exchange for one share of the Company's Series
                D Preferred Stock and to amend the Company's
                Certificate of Incorporation to delete any reference to,
                or any provision for, the class of authorized stock
                designated as Series D Preferred Stock.

                The proxies are authorized to vote as they determine in their discretion upon such other matters as may properly come before the meeting.

This Proxy will be voted for the choices specified. If no choice is specified for Proposal 1, this Proxy will be voted FOR this proposal.

The undersigned hereby acknowledged receipt of the Notice of Special Meeting and Proxy Statement dated May 2, 1997.


PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

DATED:____________                       ______________________________________
                                         [Signature]


                                         ______________________________________
                                         [Signature if jointly held]


                                         ______________________________________
                                         [Printed Name]

Please sign exactly as name appears on the Series D Preferred Stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.